UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56320	87-1137341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Hudson Boulevard East

New York, New York 10001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 486-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On July 28, 2025, AB Commercial Real Estate Private Debt Fund, LLC (the “Fund”) entered into an amendment (the “Amendment”) to the master repurchase and securities contract agreement (as amended, the “Agreement”), by and among Morgan Stanley Mortgage Capital Holdings LLC, as the administrative agent, Morgan Stanley Bank, N.A., as the buyer, AB CRE PDF Member I LLC, as seller, and the Fund, as the guarantor.

The Amendment increased the master repurchase facility size from $350,000,000 to $400,000,000. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Omnibus Amendment, dated as of July 28, 2025, by and among Morgan Stanley Mortgage Capital Holdings LLC, as the administrative agent, Morgan Stanley Bank, N.A., as the buyer, AB CRE PDF Member I LLC, as seller, and the Fund, as the guarantor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2025	AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

	By:	/s/ Leon Hirth
Leon Hirth
Secretary